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                                                                   Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the incorporation by reference in this Registration Statement of Value City Department Stores, Inc. on Form S-3 of our report dated March 23, 1999, appearing in the Transition Report on Form 10-K405 of Value City Department Stores, Inc., for the six months ended January 30, 1999, and for the years ended August 1, 1998, and August 2, 1997, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



         March 8, 2000                            /s/ Deloitte & Touche LLP